Exhibit 77Q1(a)

	Copies of any material amendments to the registrants charter or by-laws

The following document is included in Registrants Form Type
485APOS, dated July 13, 2005 and incorporated by reference herein:

Written Instrument Amending the Amended and Restated Declaration of Trust (PF Oppenheimer Main Street Core Fund and PF
Oppenheimer Emerging Markets Fund)